CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K into Abbott's previously filed Form S-8 Registration Statements 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program, 333-09071, 333-43381, 333-69547, 333-93253, 333-52768 and 333-74228 for the Abbott Laboratories 1996 Incentive Stock Program, 333-13091 and 333-74222 for the Abbott Laboratories Ashland Union 401(k) Plan and Trust, 333-68268 for the Abbott Laboratories 401(k) Plan and Trust, 333-74220 for the Abbott Laboratories Deferred Compensation Plan, 333-76516 for the Abbott Laboratories Employee Share Ownership Plan, 333-75442 for the Abbott Laboratories Affiliate Employee Stock Purchase Plan, and 33-26685, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257 and 333-74224 for the Abbott Laboratories Stock Retirement Plan and Trust; Abbott's previously filed post-effective Amendment No. 1 to Registration Statement on Form S-8 333-85867 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and into Abbott's previously filed S-3 Registration Statements 33-50253, 333-06155, 333-63481, 333-65601, 333-83647, and 333-55446.

                      ARTHUR ANDERSEN LLP

Chicago, Illinois
February 20, 2002